                                  SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934
Check the appropriate box:

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[x]   Preliminary information statement          [  ]   Confidential, for use of
                                                        the Commission only (as
                                                        permitted by
                                                        Rule 14c-5(d)(2))

[  ]  Definitive information statement


                              CTN MEDIA GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
  [x]   No fee required.
  [ ]   Fee computed on table below per Exchange Act Rules 14-c5(g) and 0-11.

       (1)    Title of each class of securities to which transaction applies:
              Common Stock, $.005 Par Value


       (2)    Aggregate number of securities to which transaction applies: N/A

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

       (4)    Proposed maximum aggregate value of transaction: N/A

       (5)    Total fee paid: N/A

       [  ]   Fee paid previously with preliminary materials.

       [  ]   Check box if any part of the fee is offset as provided by
              Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)    Amount Previously Paid: N/A

       (2)    Form, Schedule or Registration Statement No.: Schedule 14C

       (3)    Filing Party: CTN Media Group, Inc.

       (4)    Date Filed: April 6, 2001

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                              CTN MEDIA GROUP, INC.

                               3350 Peachtree Road
                                   Suite 1500
                             Atlanta, Georgia 30326
                                 (404) 256-4444

                                  April 6, 2001

                              INFORMATION STATEMENT

         This Information Statement is being mailed to the stockholders of CTN Media Group, Inc., a Delaware corporation also referred to as CTN, in connection with the previous approval by written consent of the majority stockholder of CTN of the corporate actions referred to below. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained, and this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of these corporate actions before they take effect. The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on March 15, 2001. CTN anticipates mailing this Information Statement to its stockholders on or about April 16, 2001. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                  ACTIONS TAKEN

         In order to obtain financing to meet the short-term working capital needs of CTN, on April 5, 2001, CTN and U-C Holdings, L.L.C., a Delaware limited liability company and the majority stockholder of CTN, entered into a purchase agreement whereby (i) Holdings agreed to purchase 266,666 shares of Series B Convertible Preferred Stock of CTN for an aggregate purchase price of $3,999,990 and (ii) CTN agreed to amend the terms of the Series A Convertible Preferred Stock of CTN, to, among other things, (a) reduce the conversion price of the Series A Convertible Preferred Stock from $4.50 to $2.50, (b) eliminate the redemption rights of the holders of the Series A Convertible Preferred Stock, and (c) incorporate into the terms of the Series A Convertible Preferred Stock the issuance of the Series B Convertible Preferred Stock having rights and preferences senior to the Series A Convertible Preferred Stock. A further description of the issuance and sale of the Series B Convertible Preferred Stock was filed by CTN with the Securities and Exchange Commission on a Current Report on Form 8-K dated April 6, 2001, a copy of which is included with this Information Statement.

         The issuance and sale of the Series B Convertible Preferred Stock required the approval of the Board of Directors of CTN, which approval was obtained by written consent in lieu of a meeting dated April 4, 2001, and by a majority of the independent members of the Board of Directors, constituting the Special Finance Committee, at meetings held on March 29, 2001 and March 31, 2001. The Board of Directors also approved the Amended and Restated Certificate of Incorporation of CTN, which includes the amendments to the terms of the Series A Convertible Preferred Stock, and submitted it to Holdings, as the majority stockholder of CTN, for approval. Holdings has approved the Amended and Restated Certificate of Incorporation, including the amendments to the terms of the Series A Convertible Preferred Stock, which are discussed in this Information Statement.

         As of April 4, 2001, CTN had approximately (i) 15,085,746 shares of Common Stock outstanding and (ii) 2,176,664 shares of Series A Convertible Preferred Stock outstanding, of which

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Holdings owned (i) 11,576,612 shares of Common Stock and (ii) 2,176,664 shares of Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock generally votes on an as-if-converted basis with the Common Stock based on the number of shares of Common Stock into which each share of Series A Convertible Preferred Stock is convertible. However, Delaware law entitles holders of a class of issued and outstanding stock to separately approve amendments to the designation governing such class of stock and, therefore, the holders of the Series A Convertible Preferred Stock are entitled to vote as a separate class on the amendment to the terms of the Series A Convertible Preferred Stock described herein.

         On April 4, 2001, Holdings, as holder of approximately 84.3% of the total shares of voting stock and holder of all of the outstanding shares of the Series A Convertible Preferred Stock, approved by written consent in lieu of a meeting the Amended and Restated Certificate of Incorporation, including the amendments to the terms of the Series A Convertible Preferred Stock, which are discussed in this Information Statement. As a result, the Amended and Restated Certificate of Incorporation was approved by a majority of the shares of voting stock and a majority of the shares of Series A Convertible Preferred Stock as required by Delaware law and no further votes are required. Holdings approval by written consent will become effective 20 days after the mailing of this Information Statement to the stockholders of CTN.

            AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CTN

         CTN filed its last Restated Certificate of Incorporation with the Corporations Division of the State of Delaware on November 10, 1997. Such document has since been amended by the Articles of Amendment to the Restated Certificate of Incorporation filed on May 29, 1998; modified by the Certificate of Designation, Powers, Preferences and Rights of the Preferred Stock filed on July 22, 1999; modified by the Second Certificate of Designation, Powers, Preferences and Rights of the Series A Convertible Preferred Stock filed on August 31, 1999; amended by the Certificate of Amendment to the Restated Certificate of Incorporation filed on October 18, 1999; modified by the Third Certificate of Designation, Powers, Preferences and Rights of the Preferred Stock filed on October 18, 1999; amended by the Certificate of Amendment to the Restated Certificate of Incorporation filed on November 12, 1999; modified by the Fourth Certificate of Designation, Powers, Preferences and Rights of the Preferred Stock filed on November 12, 1999; amended by the Amended Second Certificate of Designation, Powers, Preferences and Rights of the Series A Convertible Preferred Stock filed on February 17, 2000; and modified by the Certificate of Designation, Powers, Preferences and Rights of the Series B Convertible Preferred Stock filed on April 5, 2001.

         As a condition to the issuance and sale of the Series B Convertible Preferred Stock to Holdings on April 5, 2001, CTN agreed to submit to Holdings, as the majority stockholder of CTN, for approval the Amended and Restated Certificate of Incorporation. The Amended and Restated Certificate of Incorporation restates the certificate of incorporation of CTN in its entirety and amends the terms of the Series A Convertible Preferred Stock to, among other things, (i) eliminate the redemption rights of the holders of the Series A Convertible Preferred Stock, (ii) reduce the conversion price of the Series A Convertible Preferred Stock from $4.50 to $2.50, and (iii) incorporate into the terms of the Series A Convertible Preferred Stock the issuance of the Series B Convertible Preferred Stock having rights and preferences senior to the Series A Convertible Preferred Stock.

         The reduction of the conversion price of the Series A Convertible Preferred Stock from $4.50 to $2.50 will adversely affect the holders of Common Stock by increasing significantly the number of shares of Common Stock Holdings may acquire upon conversion of the Series A Convertible Preferred

Stock, thereby increasing the amount of dilution that would be experienced by the holders of the Common Stock.

         The Common Stock of CTN is currently approved for listing on the Nasdaq SmallCap Market under the symbol "UCTN." CTN must satisfy Nasdaq's minimum listing maintenance requirements in order to remain listed on the Nasdaq SmallCap Market. Nasdaq listing maintenance requirements include a series of financial tests relating to net tangible assets, public float, the number of market makers and stockholders, market capitalization and maintaining a minimum bid price of $1.00 for listed shares. One test requires CTN to either have net assets of at least $2.0 million, market capitalization of $35.0 million or net income in the last fiscal year of at least $500,000. CTN reported a net loss in 2000. Moreover, the minimum bid price for the Common Stock has recently dropped causing CTN's market capitalization to fall below $35.0 million. Nasdaq's calculation of net tangible assets subtracts the value of "redeemable securities." Due to the redemption rights of holders of the Series A Convertible Preferred Stock contained in the designation governing such series, the Series A Convertible Preferred Stock was considered a "redeemable security." It is CTN's desire to take into account the value of the Series A Convertible Preferred Stock in the calculation of its net tangible assets to satisfy the net tangible assets listing requirement for continued listing on the Nasdaq SmallCap Market. Therefore, the Board of Directors of CTN and Holdings approved the removal of the redemption rights of the holders of the Series A Convertible Preferred Stock. As a result, CTN will no longer be obligated to redeem, for cash, the outstanding shares of Series A Convertible Preferred Stock at the option of the holders of the Series A Convertible Preferred Stock and, therefore, the value of the Series A Convertible Preferred Stock will not be subtracted from the calculation of CTN's net tangible assets.

         The Amended and Restated Certificate of Incorporation was approved by the Board of Directors by a written consent in lieu of a meeting dated April 4, 2001 and submitted to Holdings for approval. Holdings approved the Amended and Restated Certificate of Incorporation, both as the holder of a majority of the voting stock of CTN and as the sole stockholder of the Series A Convertible Preferred Stock, as required by Delaware law, in a written consent dated April 4, 2001. CTN and Holdings have taken all action required under Delaware law to approve the Amended and Restated Certificate of Incorporation, including the amendments to the terms of the Series A Convertible Preferred Stock. However, since the requisite stockholder approval of the Amended and Restated Certificate of Incorporation was obtained by written consent and not at a stockholders' meeting, CTN is required by the Exchange Act to mail this Information Statement to its stockholders. Upon the expiration of 20 calendar days from the date this Information Statement is mailed to the stockholders of CTN, Holdings' approval, as the holder of a majority of the voting shares of CTN, of the Amended and Restated Certificate of Incorporation will become effective and CTN will file the Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware. The Amended and Restated Certificate of Incorporation will become effective as of such filing date in accordance with Delaware law.

                              NO DISSENTERS' RIGHTS

         The corporate action described in this Information Statement will not afford to stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

           INTEREST OF CERTAIN PERSONS IN THE ACTIONS DESCRIBED HEREIN

         Upon the effectiveness of the reduction of the Series A Convertible Preferred Stock conversion price to $2.50, Holdings will have the right to acquire significantly more shares of common stock of CTN upon conversion of the Series A Convertible Preferred Stock. The following officers and directors of CTN own membership interests of Holdings and may therefore be deemed to have a substantial interest in the adjustment of the conversion price of the Series A Convertible Preferred
Stock: Jason Elkin, Geoffrey Kanter, Daniel Gill, Hollis Rademacher, Avy Stein, Sergio Zyman, Neil Dickson, Patrick Doran and Thomas Rocco.

                    STOCKHOLDER APPROVAL PREVIOUSLY OBTAINED

         As of April 4, 2001, CTN had (i) approximately 15,085,746 issued and outstanding shares of Common Stock, each of which is entitled to one vote on any matter brought to a vote of CTN's stockholders, and (ii) 2,176,664 shares of Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock is entitled to vote as a class with the Common Stock on any matter brought to a vote of CTN's stockholders and, under Delaware law, is entitled to vote as a separate class on any amendment to the terms of the Series A Convertible Preferred Stock. As of April 4, 2001, Holdings owned 11,576,612 shares of Common Stock and 2,176,664 shares of Series A Convertible Preferred Stock, representing 84.3% of all issued and outstanding shares of voting stock of CTN, and 100% of all issued and outstanding shares of Series A Convertible Preferred Stock. Holdings, by written consent in lieu of a meeting, approved the Amended and Restated Certificate of Incorporation, including the amendments to the terms of the Series A Convertible Preferred Stock. Such action by written consent is sufficient to satisfy the provisions of Delaware law that require (i) a restatement of the certificate of incorporation of a corporation be approved by a majority of such corporation's stockholders, and (ii) an amendment to the terms of a class of stock be approved by a majority of the stockholders of the affected class of stock. Accordingly, the stockholders of CTN will not be asked to take further action on this corporate action at any future meeting. However, since stockholder approval was obtained by written consent rather than at a stockholders' meeting, CTN is required under the Exchange Act to mail this Information Statement to its stockholders. Upon the expiration of 20 calendar days from the date hereof, which is the date this Information Statement is being mailed to stockholders, the actions will become effective automatically and CTN will file the Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware.

         CTN believes that this corporate action will not have any adverse effect on its business and operations, and expects to continue such business and operations as they are currently being conducted.

                       MATERIAL INCORPORATED BY REFERENCE

         The Form 8-K filed by CTN on April 6, 2001, in connection with the issuance of shares of the Series B Convertible Preferred Stock of CTN is incorporated herein by reference and a copy of such Form 8-K is being mailed to the stockholders with this Information Statement.


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                                     BY ORDER OF THE BOARD OF DIRECTORS:


                                        ______________________________________
                                        Jason Elkin, Chief Executive Officer
                                        and Chairman of the Board

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